ZOSANO PHARMA

Zosano Pharma Corporation
34790 Ardentech Court
Fremont, CA 94555
United States
Phone: 510-745-1200

Purchase Order	Revision	Order Date
P09186	1	5/23/2018
Supplier	Print Date	
10230	2/14/2019	

Purchase Order

Supplier
Harro Hofliger Packaging Systems
350 S. Main St.
Suite 315
Doylestown, PA 18901
United States

Ship To
Zosano Pharma Corporation
34790 Ardentech Court
Fremont, CA 94555
United States
510-745-1200

Contact	Ship Via
	Best Way
Payment Terms	**FOB**
Net 30 days	Destination

Line	Item Number	Rev	Due Date	Qty Ord	Qty Open	UM	T	Unit Cost	Extended Cost
1	ZCAP		12/31/2019	8,545,711.0	5,659,283.	DL	Y	1.00	5,659,283.30

Primary Packaging Machin
Supplier Item: M207

Payment terms:
30% down with order
20% after finalizing/approval of design
20% after completion of manufacturing of parts/at assembly start
20% after approval at manufacturer's plant & before shipment
10% within 30 days at the latest after date of invoice, net

Costs based on total of €9,800,000.00 with exchange rate of €1 to $1.178 as quote on yahoo.com on 5/22/18

Line	Item Number	Rev	Due Date	Qty Ord	Qty Open	UM	T	Unit Cost	Extended Cost
2	Change Order #1		12/31/2019	1,320,538.0	1,320,538.	DL	Y	1.00	1,320,538.00

Design changes

Per quote 5035-6661/18 PR108313
Payment schedule:
1/1/19 13% $171,669.94 with order
1/1/19 13% $171,669.94 60 days after PO acceptance
1/1/19 25% $330,134.50 after design approval
5/31/19 20% $264,107.60 at assembly start
2/28/20 20% $264,107.60 after approval at plant/before shipment
3/27/20 9% $118,848.42 30 days after final invoice

Approved by Univeral Written Consent of Board of Directors. See contract # 2019-016 Harro Hofliger.

		Tax Rate	Taxable	Non Taxable Amount	Tax Date
		9.25%	6,979,821.3	0.00	

USD	Line Total	6,979,821.30
	Total Tax	645,633.48
	Total Amount	7,625,454.78